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                                                                   Exhibit 23.3


                      [CONYERS DILL & PEARMAN LETTERHEAD]


                                                              November 24, 1997


Delphi International Ltd.
Clarendon House
2 Church Street
Hamilton
Bermuda


Dear Sirs:

We have acted as Bermuda counsel for Delphi International Ltd. (the "Company"), a Bermuda exempted company, in connection with the proposed issue and sale of common shares of the Company.

In our capacity as Bermuda counsel to the Company, we participated in the preparation of the registration statement ("Registration Statement") on Form S-1 registration no. 333-34829 which was filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 as amended ("Act") of the United States of America together with all exhibits to the Registration Statement and the forms of prospectus (the "Prospectus") also filed with the Commission together with all amendments thereto filed in accordance with the Act.

For the purposes of giving this opinion, we have examined and relied upon the Registration Statement. We have also reviewed a copy of the memorandum of association and bye-laws of the Company certified as a true copy thereof by the secretary of the Company, minutes of meetings of the Company's board of directors and minutes of shareholders' meetings and such other documents and have made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.


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We have assumed:

(i) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii) the correctness, accuracy and completeness of all factual representations made in the Registration Statement and in the other documents which we have reviewed; and

(iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and Prospectus and to the reference to this Firm under the captions "Enforceability of Civil Liabilities under United State Federal Securities Laws", "Certain Tax Considerations" and "Legal Matters".


Yours faithfully


/s/ Conyers Dill & Pearman